UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2007

Commission file number 1-32954

ATLAS PIPELINE HOLDINGS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	43-2094238
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

311 Rouser Road, Moon Township, Pennsylvania 15108

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 262-2830

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (27 CFR 240.13e-4©)

Item 2.02	Results of Operations and Financial Condition.

On November 1, 2007, Atlas Pipeline Holdings, L.P. (the “Partnership”) issued an earnings release announcing its financial results for the third quarter of 2007. After further review by management, the Partnership has adjusted its net income and net income per limited partner unit for the three and nine months ended September 30, 2007 as a result of an accounting adjustment to the income (loss) allocated to the minority interest limited partners of Atlas Pipeline Partners, L.P. The accounting adjustment resulted in a $3.1 million favorable increase to net income for the three and nine months ended September 30, 2007. Net income per limited partner unit was also favorably impacted by $0.12 and $0.14 for the three and nine months ended September 30, 2007, respectively. A copy of the amended earnings release is included as Exhibit 99.1 and is incorporated herein by reference.

The information provided in this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Registrant pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Amended Press Release dated November 1, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2007	By:	/s/ Matthew A. Jones
Matthew A. Jones
Chief Financial Officer

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